Senesco Technologies Reports Second Quarter Fiscal 2013 Financial Results

BRIDGEWATER, N.J. (May 16th, 2013) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (OTCQB: SNTI) today reported financial results for the third quarter of fiscal year 2013 which ended on March 31, 2013.

Highlights of the third quarter and recent weeks include:

•	The Company completed an offering of common stock for gross proceeds of $1,255,000 in May 2013.

•	The Company completed an offering of common stock and warrants for gross proceeds of $3,000,000 in January 2013.

•	The Company completed the second cohort of its Phase 1b/2a clinical trial in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma.

•	The Company initiated the third cohort of its Phase 1b/2a clinical trial in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma.

•	A poster entitled “Combination Therapy with Novel Nanoparticle, SNS01-T, and Bortezomib Results in Synergistic Cytotoxicity in Vitro and in Vivo in Multiple Myeloma” will be presented at the 16th annual meeting of the American Society of Gene & Cell Therapy.

•	The Company presented at RetailInvestorConferences.com.

“We are pleased to have completed the second cohort of our Phase1b/2a clinical trial and are excited to be able to begin the third cohort at the next higher dose level, which is in the dose range where we started to observe positive indicators in our pre-clinical studies” said Leslie J. Browne, Ph.D., President and CEO of Senesco. “Additionally, several steps have been initiated in an effort to increase the rate of enrollment in the third cohort. These steps include exploring adding additional clinical sites to the four current sites. Furthermore, the study protocol has been amended to allow up to four patients to be treated simultaneously. We believe that these steps could increase the rate of enrollment and reduce the length of time to complete the cohort”.

Third Quarter Fiscal 2013 Financial Results

There was no revenue for the three month periods ended March 31, 2013 and March 31, 2012.

Research and development expenses for the three month period ended March 31, 2013 were $492,850 compared with $540,789 for the three month period ended March 31, 2012, a decrease of 8.9%. The lower expenditures were primarily due to a decrease in the costs incurred in connection with the Company’s agricultural research programs as well as a decrease in costs associated with SNS01-T formulation.

General and administrative expenses for the three month period ended March 31, 2013 were $551,424, compared with $567,940 for the three month period ended March 31, 2012, a decrease of 3.0%. The decrease was primarily due to a decrease in professional fees, stock-based compensation and other general and administrative expenses which was partially offset by an increase in investor relations.

The loss applicable to common shares for the three month period ended March 31, 2013 was $986,719, or $0.01 per share, compared with a loss of $1,480,139, or $0.02 per share, for the three month period ended March 31, 2012. The decrease in the loss applicable to common shares was primarily the result of a decrease in preferred dividends and a change in the fair value of the warrant liability.

As of March 31, 2013, Senesco had cash and cash equivalents of $1,581,037, compared to cash and cash equivalents of $2,001,325 as of June 30, 2012. On May 8, 2013, the Company completed a registered common stock offering in the gross amount of $1,255,000. The Company believes that its cash resources are sufficient to fund the current business plan through November 2013.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and, mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of the Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, the Mary Babb Randolph Cancer Center in Morgantown, WV, and the John Theurer Cancer Center at Hackensack University Medical Center in Hackensack, NJ. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is sponsoring a clinical study to evaluate its lead therapeutic candidate SNS01-T in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma. SNS01-T targets B-cell cancers and selectively induces apoptosis by modulating eukaryotic translation initiation factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ commercialized products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joel Brooks Heather Branham

Chief Financial Officer 908-393-9393

Leslie J. Browne, Ph.D.

President & CEO info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	June 30,
	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,581,037	$2,001,325
Prepaid research supplies and expenses	1,712,503	1,548,524

Total Current Assets	3,293,540	3,549,849

Equipment, furniture and fixtures, net	5,200	5,857
Intangible assets, net	3,587,683	3,393,992
Security deposit	5,171	5,171

TOTAL ASSETS	$6,891,594	$6,954,869

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$686,948	$594,514
Accrued expenses	344,588	369,695
Line of credit	2,187,082	2,199,108

Total Current Liabilities	3,218,618	3,163,317

Warrant liabilities	261,760	238,796
Grant payable	99,728	99,728

TOTAL LIABILITIES	3,580,106	3,501,841

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 995 and 3,379 shares outstanding, respectively	10	34
(liquidation preference of $1,044,752 and $3,463,475
at March 31, 2013 and June 30, 2012, respectively)
Series B 1,200 shares issued and 0 and 1,200 outstanding, respectively	-	12
(liquidation preference of $0 and $1,230,000
at March 31, 2013 and June 30, 2012, respectively)	-	-
Common stock, $0.01 par value, authorized 350,000,000 shares,
issued and outstanding 146,975,283 and 94,112,483, respectively	1,469,753	941,125
Capital in excess of par	74,272,233	69,952,152
Deficit accumulated during the development stage	(72,430,508)	(67,440,295)

Total Stockholders' Equity	3,311,488	3,453,028

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,891,594	$6,954,869

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

					Cumulative
	Three months ended March 31,		Nine months ended March 31,		Amounts from
	2013	2012	2013	2012	Inception

Licensing Revenue	$-	$-	$-	$200,000	$1,790,000

Operating expenses:
General and administrative	551,424	567,940	1,993,112	2,118,520	33,607,789
Research and development	492,850	540,789	1,597,362	1,926,492	22,832,967
Total operating expenses	1,044,274	1,108,729	3,590,474	4,045,012	56,440,756

Loss from operations	(1,044,274)	(1,108,729)	(3,590,474)	(3,845,012)	(54,650,756)

Other non-operating income (expense)

Grant income	-	-	-	-	244,479

Fair value – warrant liability	227,539	76,048	271,831	308,359	8,601,961

Sale of state income tax loss – net	-	-	-	-	586,442

Other noncash (expense) income, net	-	-	-	-	205,390

Loss on extinguishment of debt	-	-	(785,171)	-	(1,147,048)

Write-off of patents abandoned	-	-	-	-	(1,909,224)

Amortization of debt discount and financing costs	-	-	-	-	(11,227,870)

Interest expense – convertible notes	-	-	-	-	(2,027,930)

Interest (expense) income - net	(19,848)	(27,978)	(88,108)	(90,560)	195,880

Net loss	(836,583)	(1,060,659)	(4,191,922)	(3,627,213)	(61,128,676)

Preferred dividends	(150,136)	(419,480)	(798,291)	(1,455,940)	(11,301,832)

Loss applicable to common shares	(986,719)	(1,480,139)	(4,990,213)	(5,083,153)	$(72,430,508)

Other comprehensive loss	-	-	-	-

Comprehensive loss	$(986,719)	$(1,480,139)	$(4,990,213)	$(5,083,153)

Basic and diluted net loss per common share	$(0.01)	$(0.02)	$(0.04)	$(0.06)

Basic and diluted weighted-average number of common shares outstanding	144,641,950	88,942,763	122,864,373	83,000,064

See Notes to Condensed Consolidated Financial Statements